Exhibit 10.49

SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

This SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT (this “Amendment”) is made and entered into this 1st day of March, 2007 (the “Amendment Effective Date”) with reference to that certain Management Services Agreement (the “Agreement”) dated September 1, 2005, by and between Coastal Oncology, Inc., f/k/a Coastal Radiation Oncology Medical Group, Inc. (the “CROMG”) and Neuroscience Gamma Knife Center of Southern California, LLC (the “Company”).

RECITALS

A.                                Pursuant to the Agreement, CROMG agreed to provide technical personnel and certain other administrative services to the Company.

B.                                  The Company and CROMG desire to amend the Agreement to provide for, among other items, a revised fee schedule to the Agreement.

C.                                  Terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

1.                                        Amendment. The Agreement shall be amended as follows:

Section 5(b)—(e) of the Agreement shall be deleted in their entirety.

Section 4 of the Agreement shall be deleted and restated in its entirety as follows:

“Compensation for Services Rendered.  As consideration for the Services of technical personnel furnished under this Agreement by CROMG at the request of the Company, the Company shallreimburse CROMG for the following costs incurred in providing the Services during the term of the Agreement:

(i)                                                                                    all gross wages paid by CROMG to employees who are directly and exclusively engaged by CROMG to provide the Services (the “Employees”), including amounts actually paid and amounts withheld for any reason;

(ii)                                                                                 all unemployment compensation premiums and workers compensation premiums paid by CROMG on account of the Employees;

(iii)                                                                              all applicable federal, state and local taxes, including but not limited to unemployment and FICA taxes, paid by CROMG on account of the Employees;

(iv)                                                                             all employer contributions and insurance premium payments made with respect to any Employees under the employee benefit plans of CROMG; and

(v)                                                                                all other reasonable and documented expenses incurred by CROMG as a result of providing the Services contemplated herein plus a four percent (4%) management fee.

The parties agree that the above compensation payable hereunder is intended by the parties to be fair market value. The compensation will be reviewed on an annual basis by the parties to determine the fair market value of such payment amounts; and the parties agree to negotiate in good faith during any such review for any changes to the Total Cost per Hour to keep it fair market value.

Such compensation shall be made within 20 days following the month in which such Services were rendered. The Company shall pay CROMG interest at the rate of nine percent (9%) per annum on all payments not made when due.

CROMG shall not bill or collect from any patient or payors for Services provided pursuant to the terms of this Agreement. CROMG’s sole compensation for services provided hereunder shall be the monies paid by the Company under this Section.”

2.                                    General Provisions.

2.1.                            Reference to and Effect on the Agreement, This Amendment modifies the Agreement to the extent set forth herein, is hereby incorporated by reference into the Agreement and made a part thereof. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties to the Agreement.

2.2.                            Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

2.3.                            Captions. The captions or headings in this Amendment are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Amendment.

2.4.                            Severability. The provisions of this Amendment shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Amendment shall be effective and binding upon the parties.

2.5.                            Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail in “portable document format” shall have the same effect as physical delivery of the paper document bearing the original signature.

2.6.                           Parties in Interest. Nothing expressed or implied in this Amendment is intended or shall be construed to confer upon or give to any person other than the parties hereto any rights or remedies under or by reason of this Amendment or any transaction contemplated hereby.

2.7.                           No Prejudice. This Amendment has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the Amendment Effective Date.

COASTAL ONCOLOGY, INC.

By:	/s/ Jeffrey A. Goffman
Name:	Jeffrey A. Goffman
Title:	President

NEURO SCIENCE GAMMA KNIFE OF SOUTHERN CALIFORNIA, LLC

By:	/s/ Paul Miller, M.D.
Name:	Paul Miller, M.D.
Title:	Manager